As filed with the Securities and Exchange Commission on August 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCAFY LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Locafy Limited

246A Churchill Avenue

Subiaco WA 6008, Australia

+61 409 999 339

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Rick A. Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza

26th Floor

New York, New York 10112

Tel: +1 212 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $100 million of our ordinary shares, preference shares, warrants units and/or subscription rights from time to time in one or more offerings; and
●	a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering amount of $588,883 of our ordinary shares that may be issued or sold from time to time under the At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the ordinary shares offered under the sales agreement prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the ordinary shares to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $588,883 of ordinary shares that may be offered, issued and sold under the sales agreement prospectus is included in the $100 million of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2026

PROSPECTUS

$100,000,000

Ordinary Shares

Preference Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time, in one or more offerings, ordinary shares, preference shares, warrants, subscription rights and/or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100 million.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

The securities covered by this prospectus may be offered and sold through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 13.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LCFY” and our warrants to purchase our ordinary shares issued pursuant to our initial public offering (the “IPO Warrants”) are listed on Nasdaq under the symbol “LCFYW”. On August 3, 2026, the closing price of our ordinary shares and IPO Warrants as reported on Nasdaq was $2.265 and $3.99, respectively.

As of the date hereof, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $7.28 million, based on 1,829,701 ordinary shares outstanding held by non-affiliates and a per share price of $3.98 based on the closing sale price of the ordinary shares on Nasdaq on June 17, 2026, a date within 60 days of the date hereof. As of the date hereof, we have sold approximately $1,838,520 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12 calendar month period so long as our public float remains below $75.0 million.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in this prospectus under “Risk Factors” beginning on page 3, under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2026

BASIS OF PRESENTATION

Unless otherwise indicated, references in this registration statement to “Locafy,” “the Company,” “we,” “us” and “our” refer to Locafy Limited, a company incorporated under the laws of Australia, and its directly owned subsidiary on a consolidated basis unless the context requires otherwise.

We express all amounts in this prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “A$” are to Australian dollars.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in Australian dollars.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference to this prospectus, contains, and any prospectus supplement may contain, forward-looking statements that relate to our current expectations and views of future events. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our strategy of expanding our business through strategic acquisitions and to integrate such acquisitions with our business and personnel; our ability to retain customer base and induce them to license additional products; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solutions; our expectations regarding implementation of remedial measures; our expectations regarding future revenues generated by our solutions; and our ability to attract and retain qualified employees and key personnel.

Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our expenses, future revenues, capital requirements and our needs for financing;
●	our ability to successfully commercialize, develop, market or sell new products or adopt new technology platforms;
●	the possibility that our customers may not renew maintenance agreements or purchase additional professional services;
●	our ability to attract and retain qualified personnel;
●	our ability to adequately manage our growth;
●	our ability to maintain good relations with our partners;
●	our reliance on relationships with third parties;
●	our ability to adequately protect our intellectual property and proprietary rights;
●	our ability to regain and maintain compliance with continued listing requirements of Nasdaq;
●	our ability to compete effectively;
●	the availability of suitable acquisition targets;
●	our ability to maintain effective internal controls; and
●	the other factors set forth under the heading “Risk Factors” of this prospectus and in the Company’s Annual Report on Form 20-F for the most recent year incorporated by reference to this prospectus (together with any material changes thereto contained in subsequent furnished Reports on Form 6-K).

The forward-looking statements contained in this prospectus, any prospectus supplement or the information incorporated by reference herein are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, any prospectus supplement, or any other documents incorporated by reference in this prospectus, including in the Company’s Annual Report on Form 20-F for the most recent year (together with any material changes thereto contained in subsequent furnished Reports on Form 6-K). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement, we may sell the securities described in this prospectus in one or more offerings up to a total aggregate offering price to the public of $100 million. Furthermore, so long as the aggregate market value worldwide of our public float is less than $75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our annual report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent furnished Reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are an Australian company currently focused on commercializing our Software as a Service (SaaS) online marketing technology (“Technology”). Our Technology helps to increase the visibility of client digital assets, primarily Google Business Profiles (“GBP”) and web pages in both traditional online search and in artificial intelligence (“AI”) search engines. Locafy publishes Search Engine Optimized (“SEO”) content on our proprietary web pages and prominent third party platforms using a combination of data integrations, “Entity Based” SEO technology and know-how (“Site Structure”) and generative AI (“Content”). Once the Content and Site Structure is integrated with our Technology, the production of search engine optimized web pages is largely automated which enables the Company to scale production. Based on our testing and those in production, these web pages are highly likely to appear prominently in search engine results pages (“SERP”) for search keywords relevant to those web pages, more rapidly than alternative solutions and also more likely to be cited by Large Language Models (“LLM”) as an authoritative source for an answer to a consumer search question.

Fundamental to each of our search solutions are the web pages created through our Technology; each of which are configured for a specific use case. Our web pages contain features that would otherwise require significant manual effort to achieve or the application of additional and more expensive solutions. For instance, in order to achieve superior SERP rankings we optimize our web pages to enable search engines to detect and understand the relevant page content based on a specific “Entity” keyword. We also automatically incorporate other contributing factors affecting SERP rankings include page speed, accessibility security, and unique quality content, for which we are able to leverage generative AI.

We also own customer databases, including Hotfrog, a global online business directory, and four additional Australian-focused directories, AussieWeb.com.au, PinkPages.com.au, SuperPages.com.au and Scoop.com.au. As of June 2026, combined, these directory assets contain more than 60 million business listings. We have also developed (and will continue to expand) a portfolio of websites for the purposes of publishing articles related to specific niches, e.g. finance, health, education and business.

We have started to incorporate AI sales agent technologies into our business operations, with the intention to apply that technology to market products and services to customers within our databases and as a tool to support commercial partnerships. We believe marketing leads generated through this process and working in conjunction with our channel sales partners is a more efficient and cost-effective model that will allow us to scale sales more rapidly in the near term.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the liability provisions of Section 16(b) of the Exchange Act applicable to insiders who profit from trades made in a short period of time and the short sale prohibitions of Section 16(c) of the Exchange Act; and (iii) the rules under the Exchange Act requiring the filing with the SEC of Quarterly Reports on Form 10-Q containing unaudited financial and other specific information, and Current Reports on Form 8-K upon the occurrence of specified significant events. Under the Holding Foreign Insiders Accountable Act, effective March 18, 2026, our directors and executive officers became subject to the insider reporting requirements of Section 16(a) of the Exchange Act and are required to file reports on Forms 3, 4 and 5 with respect to their beneficial ownership of, and transactions in, our equity securities, unless an exemption applies. Beneficial owners of more than 10% of our ordinary shares who are not directors or executive officers remain exempt from Section 16 of the Exchange Act in its entirety.

Company Information

We were incorporated on April 23, 2009, in Australia under the name Gumiyo Australia Pty Ltd. On January 14, 2021, we changed our name to Locafy Limited. Our principal executive offices are located at 246A Churchill Avenue, Subiaco, Western Australia 6008, Australia and our telephone number is +61 409 999 339. Our website address is www.locafy.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus, any prospectus supplement or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

CONSOLIDATED CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of March 31, 2026, in accordance with IFRS as issued by the IASB.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

As of March 31, 2026
(A$)

Cash and cash equivalents	1,441,709

Liabilities:
ASX Convertible Notes	236,600
Short term loans	8,080
Total current debt	244,680

Equity:
Issued capital	56,144,520
Reserves	725,603
Accumulated losses	(52,375,535)
Total surplus	4,494,588
Total Capitalization	4,739,268

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USE OF PROCEEDS

The use of proceeds from the sale of securities will be described in the applicable prospectus supplement relating to a specific offering and sale of securities. Among other potential uses, the Company may use the net proceeds from the sale of securities offered hereunder to accelerate the commercialization of our existing technology, continue to innovate by enhancing and developing alternative applications of the technology, reduce debt to strengthen our balance sheet, and execute potential strategic acquisitions, as well as for working capital and other general corporate purposes.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest- bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, preference shares, subscription rights, warrants and/or units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100 million.

DESCRIPTION OF SHARE CAPITAL

General

Australian law does not limit the authorized share capital that may be issued by a corporation and does not recognize the concept of par value. Subject to our Constitution, the Corporations Act, and the rules governing the listing of our securities on Nasdaq, our directors are entitled to issue shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options subject to our Constitution, the Corporations Act and the rules governing the listing of our securities on Nasdaq.

Ordinary shares

Voting Rights

Each holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

No business, the election of a chairman and the adjournment of the meeting, shall be transacted at any general meeting unless a quorum is present comprising two shareholders present in person, by proxy, attorney or representative.

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Dividend Rights

Holders of our ordinary shares are entitled to receive such dividends as may be declared by the directors, subject to and in accordance with the Corporations Act, the rights of any preference shareholders and to the rights of the holders of any shares created or raised under any special arrangement as to dividends. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cash, electronic transfer, or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to shareholders, subject to any rights or restrictions for the time being attached to any class or class of shares. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to our ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. Any variation of rights will be subject to the Corporations Act.

Rights of Non-Resident or Foreign Shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership, or disposal of shares in an Australian company by non-resident or foreign shareholders. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership, and disposal of our ordinary shares by non-resident or foreign shareholders.

Rights and Restrictions on Classes of Shares

Subject to the Corporations Act, rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that any of our ordinary shares may be issued with preferred, deferred or other special rights or restrictions, whether in relation to dividends, voting, return of share capital, payment of calls or otherwise as the board may determine from time to time. Except as provided by contract or by our Constitution to the contrary, all unissued shares are under the control of the board which may grant options on the ordinary shares, allot or otherwise issue the ordinary shares on the terms and conditions and for the consideration it deems fit. Currently our outstanding share capital consists of only one class of ordinary shares.

Dividend Rights

The board may from time to time determine to pay dividends to shareholders. All unclaimed dividends may be invested or otherwise made use of by the board for our benefit until claimed or otherwise disposed of in accordance with our Constitution, except as otherwise provided by statute.

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Voting Rights

Under our Constitution, each holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up.

Under Australian law, shareholders of a public company with more than one member are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Pursuant to the Corporations Act, our board of directors must convene a general meeting if requested to do so by shareholders with at least 5% of the votes that may be cast at the general meeting or members with at least 5% of the votes that may be cast at a general meeting may call, and arrange to hold, a general meeting.

Generally, only items of business included in the relevant notice of meeting (or any supplementary notice) would be considered and voted on at general meetings.

Right to Share in our Profits

Subject to the Corporations Act (which contains no overriding provisions as of the date of this prospectus) and pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. The board may from time to time determine to pay dividends to the shareholders.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation. In certain circumstances, any division may be otherwise than in accordance with the legal rights of the contributories, and in particular, our creditors and any other class of security holders may be given preferential or special rights or may be excluded altogether or in part from participation in a surplus in the event of liquidation.

If the Company is wound up, the liquidator may, with the authority of a special resolution, divide among the shareholders in kind the whole or any part of the property of the Company, and may for that purpose set such value as he considers fair upon any property to be so divided, and may determine how the division is to be carried out as between the shareholders or different classes of shareholders.

The liquidator may, with the authority of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no shareholder is compelled to accept any shares or other securities in respect of which there is any liability.

Redemption Provisions

Under our Constitution and subject to the Corporations Act (which contains no overriding provisions as of the date of this prospectus) we are able to:

●	redeem and cancel ordinary shares, subject to obtaining the necessary and prior shareholder approval; and
●	issue preference shares on the terms that they are, or may at our option be, liable to be redeemed, with or without shareholder approval.

Shareholders Meetings

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently June 30th each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors and the appointment of the auditor (if necessary). We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

Unless applicable law or our Constitution requires a special resolution, a resolution of shareholders is passed if more than 50% of the votes at the meeting are cast in favor of the resolution by shareholders in person or proxy entitled to vote upon the relevant resolution. A special resolution is passed if the notice of meeting sets out the intention to propose the special resolution and it is passed if at least 75% of the votes at the meeting are cast by shareholders in person or proxy entitled to vote upon the relevant resolution.

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A special resolution usually involves more important questions affecting us as a whole or the rights of some or all of our shareholders. Special resolutions are required in a variety of circumstances under our Constitution and the Corporations Act, including without limitation:

●	to change our name;
●	to amend or repeal and replace our Constitution;
●	to approve the terms of issue of preference shares;
●	to approve the variation of class rights of any class of shareholders;
●	to convert one class of shares into another class of shares;
●	to approve certain buy backs of shares;
●	to approve a selective capital reduction of our shares;
●	to approve financially assisting a person to acquire our shares;
●	to change our company type;
●	with the leave of an authorized Australian court, to approve our voluntary winding up;
●	to confer on a liquidator, with either general or specific authority in respect of compensation arrangements of such liquidator; and
●	to approve an arrangement entered into between a company about to be, or in the course of being, wound up.

Preference Shares

Subject to Nasdaq Listing Rules and the Corporations Act, the Company may issue preference shares that may be convertible into ordinary shares and/or other securities. The particular terms and provisions of the preference shares offered by any prospectus supplement and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement.

Before any preference shares of a particular series are issued, our board of directors shall, by resolution, fix the dividend date, dividend rate, and whether the preference share is or is not, or at our option is to be, liable to be redeemed, and, if the preference share is a Redeemable Preference Share (as defined in our Constitution), the redemption amount and the redemption date for that Redeemable Preference Share and any other terms and conditions to apply to that preference share.

Each preference share confers upon its holder:

a)	the right in a winding up to payment in cash of the capital (including any premium) then paid up on it, and any arrears of dividend in respect of that preference, in priority to any other class of shares;
b)	the right in priority to any payment of dividend to any other class of shares to a cumulative preferential dividend payable on each dividend date in relation to that preference share calculated in accordance with the dividend rate in relation to that preference share; and
c)	no right to participate beyond the extent elsewhere in our Constitution in our surplus assets or profits, whether in a winding up or otherwise.

As of the date hereof, we have no preference shares issued and outstanding.

Listing

Our ordinary shares and IPO Warrants are listed on Nasdaq under the symbols “LCFY” and “LCFYW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts.

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Takeovers – Change of Control

Takeovers of Australian public companies, such as Locafy, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

● is the holder of the securities;

● has power to exercise, or control the exercise of, a right to vote attached to the securities; or

● has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

● has entered or enters into an agreement with another person with respect to the securities;

● has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

● has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities;

● the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised; or

● the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

● an acquisition relating to takeover bids;

● when shareholders approve the takeover by resolution passed at general meeting;

● an acquisition by a person of no more than 3% in any 6 month period; or

● when the acquisition results from the issue of securities under a pro rata rights issue.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeovers Regulation 2015 (Cth) (together, “Australia’s Foreign Investment Regime”), regulates certain types of acquisitions by ‘foreign persons’ of equity interests in Australian companies and unit trusts and of interests in Australian businesses and real property assets.

Under Australia’s Foreign Investment Regime, as currently in effect, foreign persons must make a mandatory notification to the Australian Treasurer through the Foreign Investment Review Board (“FIRB”) and obtain receipt of a no objections notification from the Australian Treasurer in the following circumstances (among others):

● all foreign persons acquiring a ‘direct interest’ (generally an interest of 10% or more) in an Australian company or business that is a ‘national security business’, regardless of value;

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● ‘foreign government investors’ acquiring a direct interest in an Australian company or business, regardless of value; and

● ‘foreign persons’ that are not ‘foreign government investors’ acquiring a substantial interest (generally 20% or more) in an Australian company or business which has a total asset value of A$347 million or more (or A$1,498 million or more in the case of investors incorporated in the US and ultimately owned by entities and persons within the US (and certain other countries who are subject to free trade agreements with Australia) where the Australian company or business is not a sensitive business (which includes media, telecommunications, transport, defense and military related industries among others)).

At present, we do not have total assets of A$347 million and we are not a ‘national security business’.

An entity is a ‘foreign government investor’ if it is:

● a foreign government or separate government entity;

● a corporation or trust in which a foreign government / separate government entity holds (directly or indirectly) an interest of 20% or more (including through actual or potential voting power) or in which foreign governments / separate government entities of more than one foreign country (or parts of more than one foreign country) hold (directly or indirectly) an aggregate interest of 40% or more (including through actual or potential voting power); or

● a limited partnership in which a foreign government / separate government entity holds (directly or indirectly) an interest of 20% or more (including through actual or potential voting power) or in which foreign governments / separate government entities of more than one foreign country (or parts of more than one foreign country) hold (directly or indirectly) an aggregate interest of 40% or more (including through actual or potential voting power), unless, in respect of corporations, trusts or limited partnerships, the entity meets certain passive investor requirements (which include, amongst other requirements, that the entity operates a scheme and that an individual member of the entity is not able to influence any individual investment decisions, or the management of any individual investments, of the entity under the scheme).

Acquisitions thresholds take account of interests held by “associates” and there are tracing rules that can apply. “Associates” is a broadly defined term under Australia’s Foreign Investment Regime as being, in relation to a person:

● any relative of the person;

● any person with whom the person is acting, or proposes to act, in concert in relation to an action to which Australia’s Foreign Investment Regime may apply;

● any person with whom the person carries on a business in partnership;

● any entity of which the person is a senior officer;

● any corporation in which the person holds an interest of 20% or more;

● if the person is a corporation, a person who holds and interest 20% or more in the corporation;

● the trustee of a trust in which the person holds an interest of 20% or more; or

● for foreign government investors, a separate government entity or a foreign government investor in relation to the same foreign country, amongst others.

The Australian Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Treasurer is satisfied that the acquisition would be contrary to the national interest or national security. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of Australia’s Foreign Investment Regime, the Australian Treasurer may order the divestiture of such person’s shares or interest in shares in such company. The Australian Treasurer may order divestiture pursuant to Australia’s Foreign Investment Regime if it is determined that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the company and that such control is contrary to the national interest. Criminal offences and civil penalties for breaches of Australia’s Foreign Investment Regime can apply to failing to give notification of certain acquisitions, undertaking certain acquisitions without a no objection notification or contravening a condition in a no objection notification.

Each foreign person seeking to acquire holdings in excess of the above caps (including their Associates, as the case may be) would need to complete an application setting out the proposal and relevant particulars of the proposed acquisition/shareholding. Generally, the Australian Treasurer then has 30 days to consider the application and a further 10 days to notify the applicant of that decision. The decision period commences upon receipt of payment of the correct application fee. However, FIRB can request an extension of time. If the applicant does not consent to the extension, FIRB can issue an interim order preventing the foreign person from carrying out the proposed transactions and allowing FIRB a further 90 days to consider the application.

If we become a ‘foreign person’ under Australia’s Foreign Investment Regime due to levels of foreign ownership of our shares, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to undertake certain acquisitions of Australian entities, businesses and land if the relevant thresholds are met.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription rights offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

●	the title and number of subscription rights;
●	the price at which the subscription rights will be offered;
●	the currency in which the subscription rights will be offered and whether the price is payable in installments;
the period during which and the price at which the subscription rights will be offered;
●	the terms, conditions and procedures for the exchange of the subscription rights into or for our equity securities and/or other securities;
●	the circumstances, if any, which will cause the subscription rights to be deemed to be automatically converted or exchanged;
●	the designation, number and terms of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription rights;
●	the provisions applicable to any escrow of the gross or net proceeds from the sale of the subscription rights plus any interest or income earned thereon, and for the release of such proceeds from such escrow;
●	the identity of the subscription rights agent;
●	whether the subscription rights will be listed on any securities exchange;
●	any minimum or maximum subscription amount;
●	whether the subscription rights will be issued in fully registered or global form;
●	the terms applicable to the gross or net proceeds from the sale of the subscription rights plus any interest earned thereon;
●	certain material Australian and United States tax consequences of owning or converting or exchanging the subscription rights; and
●	any other material terms and conditions of the subscription rights.

Subscription rights may be offered separately or together with other securities, as the case may be. The applicable prospectus supplement will include details of the subscription rights agreement, if any, governing the subscription rights being offered. In the United States, we will file as exhibits to the Registration Statement, or will incorporate by reference from Report of Foreign Private Issuer on Form 6-K that we furnish with the SEC, any subscription right describing the terms and conditions of subscription rights we are offering before the issuance of such subscription rights.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription rights will be issued for no additional consideration.

Prior to the exchange of their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities subject to the subscription rights.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preference shares or ordinary shares. Warrants may be issued independently or together with preference shares or ordinary shares and may be attached to or separate from any offered securities. Any issue of warrants may be substantially similar to our existing IPO Warrants. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
●	the price at which the securities purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. and Australian federal income tax considerations.

Each warrant will entitle its holder to purchase the number of preference or ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase preference shares or ordinary shares, holders of the warrants will not have any of the rights of holders of the preference shares or ordinary shares purchasable upon exercise, except as otherwise provided in the terms of such warrants.

Our existing IPO Warrants are listed on the Nasdaq under the symbol “LCFYW”.

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DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	whether the securities comprising the units will be listed on any securities exchange; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale, including in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act made through the facilities of Nasdaq or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

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Any securities other than our ordinary shares and warrants issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of ordinary shares.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Australian law will be passed upon for us by Lander & Rogers, Melbourne, Australia. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Locafy Limited as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The audited consolidated financial statements as of and for the year ended June 30, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.locafy.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	the description of our ordinary shares contained under the “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 24, 2022, and amended on March 24, 2022, as amended and supplemented by the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended June 30, 2023, filed with the SEC on October 11, 2023, including any subsequent amendment or any report filed for the purpose of updating such description;

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 12, 2025; and

●	our Reports on Form 6-K furnished with the SEC on July 1, 2026, November 25, 2025, and November 12, 2025.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Locafy Limited, 246A Churchill Avenue, Subiaco WA 6008, Australia and our telephone number is +61 409 999 339. Our website address is www.locafy.com. Information contained in our website is not part of this prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Australia. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Australia (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Australia. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Australia.

In addition, as a company incorporated in Australia, the provisions of the Corporations Act regulate the circumstances in which shareholder derivative actions may be commenced which may be different, and in many ways less permissive, than for companies incorporated in the United States.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$13,810
FINRA filing fees	$15,500
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*	To be provided in a prospectus supplement describing an offering of securities or a Report on Form 6-K that is incorporated by reference herein.

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$100,000,000

Ordinary Shares

Preference Shares

Warrants

Subscription Rights

Units

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2026

PROSPECTUS

Up to $588,883

Ordinary Shares

We have entered into an At The Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”), dated May 18, 2023, relating to the sale of our ordinary shares, no par value per share, having an aggregate offering price of up to $588,883 from time to time through Wainwright, acting as sales agent.

Sales of our ordinary shares, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of our ordinary shares on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of securities, but Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” beginning on page 13 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are listed on Nasdaq under the symbol “LCFY” and our warrants to purchase our ordinary shares issued pursuant to our initial public offering (the “IPO Warrants”) are listed on Nasdaq under the symbol “LCFYW”. On August 3, 2026, the closing price of our ordinary shares and IPO Warrants as reported on Nasdaq was $2.265 and $3.99, respectively.

As of the date of this prospectus, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $7.28 million, based on 1,829,701 ordinary shares outstanding held by non-affiliates and a per share price of $3.98 based on the closing sale price of the ordinary shares on Nasdaq on June 17, 2026, a date within 60 days of the date of this prospectus. As of the date hereof, we have sold approximately $1,838,520 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12 calendar month period so long as our public float remains below $75.0 million.

After giving effect to these limitations and the current public float, we currently may offer and sell ordinary shares having an aggregate offering price of up to $588,883 under this prospectus. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus is a part, we will file a prospectus supplement prior to making additional sales.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in this prospectus under “Risk Factors” beginning on page 3 of this prospectus, on page 3 of the base prospectus and under the heading “Risk Factors” contained under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is                    , 2026

BASIS OF PRESENTATION

Unless otherwise indicated, references in this prospectus to “Locafy,” “the Company,” “we,” “us” and “our” refer to Locafy Limited, a company incorporated under the laws of Australia, and its directly owned subsidiary on a consolidated basis unless the context requires otherwise.

We express all amounts in this prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “A$” are to Australian dollars.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in Australian dollars.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference to this prospectus, contains forward-looking statements that relate to our current expectations and views of future events. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our strategy of expanding our business through strategic acquisitions and to integrate such acquisitions with our business and personnel; our ability to retain customer base and induce them to license additional products; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solutions; our expectations regarding implementation of remedial measures; our expectations regarding future revenues generated by our solutions; and our ability to attract and retain qualified employees and key personnel.

Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our expenses, future revenues, capital requirements and our needs for financing;
●	our ability to successfully commercialize, develop, market or sell new products or adopt new technology platforms;
●	the possibility that our customers may not renew maintenance agreements or purchase additional professional services;
●	our ability to attract and retain qualified personnel;
●	our ability to adequately manage our growth;
●	our ability to maintain good relations with our partners;
●	our reliance on relationships with third parties;
●	our ability to adequately protect our intellectual property and proprietary rights;
●	our ability to regain and maintain compliance with continued listing requirements of Nasdaq;
●	our ability to compete effectively;
●	the availability of suitable acquisition targets;
●	our ability to maintain effective internal controls; and
●	the other factors set forth under the heading “Risk Factors” of this prospectus and in the Company’s Annual Report on Form 20-F for the most recent year incorporated by reference to this prospectus (together with any material changes thereto contained in subsequent furnished Reports on Form 6-K).

The forward-looking statements contained in this prospectus or the information incorporated by reference herein are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, any issuer free writing prospectus and prospectus supplement related to this offering or any other documents incorporated by reference in this prospectus, including in the Company’s Annual Report on Form 20-F for the most recent year (together with any material changes thereto contained in subsequent furnished reports on Form 6-K). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

The forward-looking statements made in this prospectus, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the ordinary shares we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should only rely on the information contained or incorporated by reference in this prospectus and any issuer free writing prospectus or prospectus supplement that we may authorize for use in connection with this offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any related issuer free writing prospectus or prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any related issuer free writing prospectus nor prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, and any related issuer free writing prospectus and prospectus supplement, as well as the documents incorporated by reference into this prospectus, before making an investment decision. Neither the delivery of this prospectus or any issuer free writing prospectus or prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any issuer free writing prospectus or prospectus supplement is correct as of any date subsequent to the date hereof or of such issuer free writing prospectus or prospectus supplement. You should assume that the information appearing in this prospectus, any issuer free writing prospectus, prospectus supplement, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our ordinary shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent furnished Reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are an Australian company currently focused on commercializing our Software as a Service (SaaS) online marketing technology (“Technology”). Our Technology helps to increase the visibility of client digital assets, primarily Google Business Profiles (“GBP”) and web pages in both traditional online search and in artificial intelligence (“AI”) search engines. Locafy publishes Search Engine Optimized (“SEO”) content on our proprietary web pages and prominent third party platforms using a combination of data integrations, “Entity Based” SEO technology and know-how (“Site Structure”) and generative AI (“Content”). Once the Content and Site Structure is integrated with our Technology, the production of search engine optimized web pages is largely automated which enables the Company to scale production. Based on our testing and those in production, these web pages are highly likely to appear prominently in search engine results pages (“SERP”) for search keywords relevant to those web pages, more rapidly than alternative solutions and also more likely to be cited by Large Language Models (“LLM”) as an authoritative source for an answer to a consumer search question.

Fundamental to each of our search solutions are the web pages created through our Technology; each of which are configured for a specific use case. Our web pages contain features that would otherwise require significant manual effort to achieve or the application of additional and more expensive solutions. For instance, in order to achieve superior SERP rankings we optimize our web pages to enable search engines to detect and understand the relevant page content based on a specific “Entity” keyword. We also automatically incorporate other contributing factors affecting SERP rankings include page speed, accessibility security, and unique quality content, for which we are able to leverage generative AI.

We also own customer databases, including Hotfrog, a global online business directory, and four additional Australian-focused directories, AussieWeb.com.au, PinkPages.com.au, SuperPages.com.au and Scoop.com.au. As of June 2026, combined, these directory assets contain more than 60 million business listings. We have also developed (and will continue to expand) a portfolio of websites for the purposes of publishing articles related to specific niches, e.g. finance, health, education and business.

We have started to incorporate AI sales agent technologies into our business operations, with the intention to apply that technology to market products and services to customers within our databases and as a tool to support commercial partnerships. We believe marketing leads generated through this process and working in conjunction with our channel sales partners is a more efficient and cost-effective model that will allow us to scale sales more rapidly in the near term.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the liability provisions of Section 16(b) of the Exchange Act applicable to insiders who profit from trades made in a short period of time and the short sale prohibitions of Section 16(c) of the Exchange Act; and (iii) the rules under the Exchange Act requiring the filing with the SEC of Quarterly Reports on Form 10-Q containing unaudited financial and other specific information, and Current Reports on Form 8-K upon the occurrence of specified significant events. Under the Holding Foreign Insiders Accountable Act, effective March 18, 2026, our directors and executive officers became subject to the insider reporting requirements of Section 16(a) of the Exchange Act and are required to file reports on Forms 3, 4 and 5 with respect to their beneficial ownership of, and transactions in, our equity securities, unless an exemption applies. Beneficial owners of more than 10% of our ordinary shares who are not directors or executive officers remain exempt from Section 16 of the Exchange Act in its entirety.

Company Information

We were incorporated on April 23, 2009, in Australia under the name Gumiyo Australia Pty Ltd. On January 14, 2021, we changed our name to Locafy Limited. Our principal executive offices are located at 246A Churchill Avenue, Subiaco, Western Australia 6008, Australia and our telephone number is +61 409 999 339. Our website address is www.locafy.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $588,883.

Ordinary shares to be outstanding after the offering(1)	Up to 2,473,954 ordinary shares, assuming a sales price of $2.57 per share, which was the closing price of our ordinary shares as reported on Nasdaq on July 23, 2026. The actual number of ordinary shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on Nasdaq, the existing trading market for our ordinary shares, through Wainwright, as sales agent. See section titled “Plan of Distribution” on page 10 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering hereunder for working capital and other general corporate purposes, including funding strategic investments and potential acquisitions of complementary businesses, technologies and other assets that support our growth strategy. Please see “Use of Proceeds” on page 7.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our ordinary shares.

Nasdaq Capital Market symbol	“LCFY.”

(1) Based on 2,244,817 ordinary shares outstanding as of June 30, 2026, and excludes the following securities as of that date:

●	18,194 ordinary shares issuable upon the settlement of certain unvested and contingent performance rights;
●	72,800 ordinary shares issuable upon the exercise of the IPO Warrants at an exercise price of $82.50 per share; and
●	4,365 ordinary shares issuable upon the exercise of the warrants issued to Wainwright in connection with our initial public offering at an exercise price of $103.12 per share.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports on Form 6-K, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to our Ordinary Shares and this Offering

The ordinary shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of ordinary shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The market price of our securities may be volatile, which could result in substantial losses.

Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our securities to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our securities to fluctuate include:

●	price and volume fluctuations in the global stock markets from time to time;
●	changes in operating performance and stock market valuations of other companies in our industry;
●	sales of our ordinary shares by us or any significant shareholder;
●	failure of securities analysts and credit rating agencies to initiate or maintain coverage of us, changes in financial estimates by securities analysts and credit rating agencies who follow us, or our failure to meet these estimates or the expectations of investors;
●	the financial projections we may provide to the public (in the event we decide to provide any such projections), any changes in those projections or our failure to meet those projections;
●	rumors and market speculation involving us or other companies in our industry;
●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

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●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
●	announced or completed acquisitions of businesses or technologies by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	changes in tax laws and regulations as well as accounting standards, policies, guidelines, interpretations or principles;
●	any significant change in our management team;
●	general economic conditions and slow or negative growth of our markets; and
●	other risk factors described in this section of this prospectus.

In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our securities. Hence, the market price of our securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our securities regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

Ordinary shares representing a substantial percentage of our outstanding ordinary shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

Pursuant to this offering, and subject to limits we set with Wainwright, as well as any limits under applicable law or exchange listing rules, we may sell up to 229,137 ordinary shares, assuming an offering price of $2.57 per share, which was the last reported sale price of our ordinary shares on Nasdaq on July 23, 2026, representing approximately 9.62% of our outstanding ordinary shares as of June 30, 2026, if we sell all of the approximately $588,883 of ordinary shares that could be offered pursuant to this prospectus. These sales and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of such ordinary shares or the availability of such ordinary shares for sale will have on the market price of our ordinary shares.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, including funding strategic investments and potential acquisitions of complementary businesses, technologies and other assets that support our growth strategy. For more information, see “Use of Proceeds” on page 7. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately.

The amount and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition, a change in business plan or strategy, our ability to select and negotiate definitive agreements with acquisition candidates, the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments, the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any, and other operational factors, all of which are highly uncertain, subject to substantial risks and can often change. Depending on these factors and other unforeseen events, our plans and priorities may change, and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

The failure by management to apply these funds effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

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We may not sell the maximum amount of ordinary shares offered by this prospectus, and even if we sell the maximum amount of ordinary shares offered by this prospectus, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Wainwright is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We have incurred losses in each year since our inception. More recently, we have implemented changes to our operations to reduce costs, however, if we continue to use cash at our historical rates of use and proceed with possible acquisitions or in-licensing transactions, we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

The ordinary shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price per ordinary shares may be substantially higher than the net tangible book value per ordinary share. If you purchase ordinary shares in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per ordinary share. Assuming that the sale of an aggregate amount of $588,883 ordinary shares in this offering at an assumed offering price of $2.57 per share, which was the last reported sale price of our ordinary shares on Nasdaq on July 23, 2026, and based on our net tangible book value as of March 31, 2026, and after deducting commissions and estimated offering expenses, if you purchase ordinary shares in this offering you will suffer substantial and immediate dilution of $2.12 per share in the net tangible book value of the ordinary shares. The future exercise of outstanding options or warrants and other instruments that are convertible or exercisable into ordinary shares, if any, will result in further dilution of your investment. See the section entitled “Dilution” on page 9 for a more detailed discussion of the dilution you will incur if you purchase our ordinary shares in this offering.

Sales of a substantial number of our ordinary shares, or the perception that such sales may occur, may adversely impact the price of our ordinary shares.

Sales of a substantial number of our ordinary shares in the public markets could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell ordinary shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our ordinary shares on Nasdaq. For instance, (i) on June 30, 2022, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of our ordinary shares for the 30 consecutive business day period, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2), (ii) on March 21, 2023, we received a letter from the Listing Qualifications Department of Nasdaq indicating that indicating that we did not meet the minimum of $2.5 million in shareholders’ equity required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(1) or the alternative compliance standards relating to the market value of listed securities or net income from continuing operations, and (iii) on July 1, 2025, we received a letter from the Staff of the Nasdaq Stock Market indicating that we no longer met the periodic filing requirement pursuant to Nasdaq Listing Rule 5250(c)(2) as we has not yet filed a Form 6-K containing an interim balance sheet and income statement as of the end of its second quarter ended December 31, 2024. Each such aforementioned matter is now closed.

If in the future, we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum stockholders’ equity requirement or minimum bid price requirements, Nasdaq may take steps to delist our ordinary shares. Such a delisting would have a negative effect on the price of our ordinary shares, impair the ability to sell or purchase our ordinary shares when persons wish to do so, and any delisting materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from Nasdaq could also have other negative results, including the potential loss of institutional investor interest and fewer business development opportunities, as well as a limited amount of news and analyst coverage of us. Delisting could also result in a determination that our ordinary shares are a “penny stock,” which would require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary market for our ordinary shares. In the event of a delisting, we would attempt to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our ordinary shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Our securities may be subject to immediate suspension and delisting if we fail to maintain a minimum market value of listed securities of at least $5 million.

The Nasdaq Stock Market, LLC has adopted a new continued listing requirement that companies listed on Nasdaq must maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $5 million. Following the SEC's approval, the SEC received notices of intention to petition for review of the rule, which automatically stayed the rule's effectiveness pending further Commission action. The rule is therefore not currently in effect, and there is no prescribed timeline for the SEC to complete its review or for the stay to be lifted. Under the new rule, if our MVLS is below $5 million for 30 consecutive business days, Nasdaq Staff will issue a Staff Delisting Determination and our securities will be immediately subject to suspension and delisting. Unlike certain other Nasdaq continued listing deficiencies, we would not be entitled to a cure or compliance period before receiving that determination. Although we may request a hearing and the Hearings Panel may grant an exception for up to 180 days from the Staff Delisting Determination, any such exception would require us to demonstrate compliance with all applicable initial listing requirements, which may be more difficult than satisfying continued listing standards.

If the market price of our securities declines, or if other factors cause our MVLS to fall below the $5 million threshold for the required period, our securities could be suspended and delisted from Nasdaq with limited advance opportunity to regain compliance. Delisting could adversely affect the liquidity and market price of our securities, reduce the ability of investors to trade our securities on a national securities exchange, impair our ability to raise capital, trigger negative investor perception and result in our securities trading on an over-the-counter market or other less liquid trading market. The prospect of delisting also could create additional downward pressure on the trading price of our securities and may make it more difficult for us to consummate financing, strategic or other transactions on acceptable terms, or at all.

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USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate sales proceeds of up to $588,883 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of our ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ordinary shares under or fully utilize the Sales Agreement with Wainwright.

We currently intend to use the net proceeds from the sale of our ordinary shares offered hereunder for working capital and other general corporate purposes, including funding strategic investments and potential acquisitions of complementary businesses, technologies and other assets that support our growth strategy.

Investors are cautioned that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

● a change in business plan or strategy;

● our ability to select and negotiate definitive agreements with acquisition candidates;

● the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and

● the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest- bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes.

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CONSOLIDATED CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of March 31, 2026, in accordance with IFRS:

●	on an actual basis; and
●	on an as adjusted basis to give effect to the sale of 229,137 ordinary shares in this offering at an assumed offering price of $2.57, which was the closing price of our ordinary shares as reported on Nasdaq on July 23, 2026, after deducting the estimated sales commissions and estimated offering expenses payable by us.

The amounts shown below are unaudited. There have been no material changes in our capitalization, on a consolidated basis, since March 31, 2026, the date of our most recently filed interim financial statements. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus. Conversions from Australian Dollars to U.S. Dollars were made at the rate of A$1.0000 to US$0.6996, which was the daily exchange rate published by Federal Reserve System on July 24, 2026.

	As of March 31, 2026
	Actual (A$)	As Adjusted (A$)

Cash and cash equivalents	1,441,709	2,216,303

Liabilities:
ASX Convertible Notes	236,600	236,600
Short term loans	8,080	8,080
Total current debt	244,680	244,680

Equity:
Issued capital	56,144,520	56,919,114
Reserves	725,603	725,603
Accumulated losses	(52,375,535)	(52,375,535)
Total surplus	4,494,588	5,269,182
Total Capitalization	4,739,268	5,513,862

The discussion and table above are based on 2,223,109 ordinary shares outstanding as of March 31, 2026, and excludes the following securities as of that date:

●	18,194 ordinary shares issuable upon the settlement of certain unvested and contingent performance rights;

●	72,800 ordinary shares issuable upon the exercise of the IPO Warrants at an exercise price of $82.50 per share; and

●	4,365 ordinary shares issuable upon the exercise of the warrants issued to Wainwright in connection with our initial public offering at an exercise price of $103.12 per share.

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Dilution

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value (deficit) per ordinary shares immediately after this offering. The net tangible book value of our ordinary shares as of March 31, 2026, was approximately $530,257, or approximately $0.24 per share based on 2,223,109 ordinary shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of ordinary shares outstanding.

After giving effect to the sale of our ordinary shares in the aggregate amount of $588,883 in this offering at an assumed offering price of $2.57 per share, the last reported sale price of our ordinary shares on Nasdaq on July 23, 2026, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2026, would have been approximately $1,101,473, or approximately $0.45 per share. This represents an immediate increase in net tangible book value of $0.21 per share to our existing shareholders and an immediate dilution of approximately $2.12 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per ordinary share		$2.57

Net tangible book value per ordinary share as of March 31, 2026	$0.24

Increase in net tangible book value per ordinary share attributable to this offering	$0.21

As adjusted net tangible book value per ordinary share as of March 31, 2026 after giving effect to this offering		$0.45

Dilution in net tangible book value per ordinary share to new investors in the offering		$2.12

The as adjusted information is illustrative only and will adjust based on the actual price sold, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus. The as adjusted information assumes that all of our ordinary shares in the aggregate amount of $588,883 are sold at the assumed offering price of $2.57 per share, the last reported sale price of our ordinary shares on Nasdaq on July 23, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

The discussion and table above are based on 2,223,109 ordinary shares outstanding as of March 31, 2026, and excludes the following securities as of that date:

●	18,194 ordinary shares issuable upon the settlement of certain unvested and contingent performance rights;

●	72,800 ordinary shares issuable upon the exercise of the IPO Warrants at an exercise price of $82.50 per share; and

●	4,365 ordinary shares issuable upon the exercise of the warrants issued to Wainwright in connection with our initial public offering at an exercise price of $103.12 per share.

To the extent that any of these options or warrants are exercised, new options and awards are issued under our equity incentive plans and subsequently exercised or we issue additional ordinary shares or securities convertible or exercisable into ordinary shares in the future, there may be further dilution to new investors participating in this offering.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright under which we may issue and sell our securities having an aggregate offering price of up to $588,883 from time to time through or to Wainwright as our sales agent. Sales of our securities, if any, under this prospectus supplement will be by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Wainwright may purchase our securities as principal.

Wainwright will offer our securities subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Wainwright. We will designate the maximum amount of securities to be sold through Wainwright on a daily basis or otherwise determine such maximum amount together with Wainwright. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of our securities requested to be sold by us. We may instruct Wainwright not to sell our securities if the sales cannot be effected at or above the price designated by us in any such instruction. Wainwright or we may suspend the offering of our securities being made through Wainwright under the Sales Agreement upon proper notice to the other party. Wainwright and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our securities pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The aggregate compensation payable to Wainwright as sales agent will be an amount equal to 3.0% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Wainwright up to $50,000 of Wainwright’s actual outside legal expenses incurred by Wainwright in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable and expenses being reimbursed to Wainwright under the Sales Agreement, will be approximately $20,187.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such securities.

Wainwright will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which the securities are sold through it as sales agent under the Sales Agreement. Each confirmation will include the type and number of securities sold through it as sales agent on that day, the volume weighted average price of the securities sold, the percentage of the daily trading volume and the net proceeds to us.

Settlement for sales of our securities will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of securities sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of securities during the relevant period.

In connection with the sales of securities on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act. As sales agent, Wainwright will not engage in any transactions that stabilize our securities.

No sales of our securities under this prospectus supplement will be made in Australia, to anyone known by the sales agent to be a resident of Australia or over or through the facilities of any exchange or market in Australia.

Our ordinary shares are listed on the Nasdaq under the symbol “LCFY”.

The transfer agent and registrar for our ordinary shares in the United States is Computershare Trust Company, N.A.

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AUSTRALIAN FOREIGN OWNERSHIP REGULATION AND OTHER LIMITATIONS

Takeovers – Change of Control

Takeovers of Australian public companies, such as Locafy, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

● is the holder of the securities;

● has power to exercise, or control the exercise of, a right to vote attached to the securities; or

● has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

● has entered or enters into an agreement with another person with respect to the securities;

● has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

● has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities;

● the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised; or

● the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

● an acquisition relating to takeover bids;

● when shareholders approve the takeover by resolution passed at general meeting;

● an acquisition by a person of no more than 3% in any 6 month period; or

● when the acquisition results from the issue of securities under a pro rata rights issue.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeovers Regulation 2015 (Cth) (together, “Australia’s Foreign Investment Regime”), regulates certain types of acquisitions by ‘foreign persons’ of equity interests in Australian companies and unit trusts and of interests in Australian businesses and real property assets.

Under Australia’s Foreign Investment Regime, as currently in effect, foreign persons must make a mandatory notification to the Australian Treasurer through the Foreign Investment Review Board (“FIRB”) and obtain receipt of a no objections notification from the Australian Treasurer in the following circumstances (among others):

● all foreign persons acquiring a ‘direct interest’ (generally an interest of 10% or more) in an Australian company or business that is a ‘national security business’, regardless of value;

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● ‘foreign government investors’ acquiring a direct interest in an Australian company or business, regardless of value; and

● ‘foreign persons’ that are not ‘foreign government investors’ acquiring a substantial interest (generally 20% or more) in an Australian company or business which has a total asset value of A$347 million or more (or A$1,498 million or more in the case of investors incorporated in the US and ultimately owned by entities and persons within the US (and certain other countries who are subject to free trade agreements with Australia) where the Australian company or business is not a sensitive business (which includes media, telecommunications, transport, defense and military related industries among others)).

At present, we do not have total assets of A$347 million and we are not a ‘national security business’.

An entity is a ‘foreign government investor’ if it is:

● a foreign government or separate government entity;

● a corporation or trust in which a foreign government / separate government entity holds (directly or indirectly) an interest of 20% or more (including through actual or potential voting power) or in which foreign governments / separate government entities of more than one foreign country (or parts of more than one foreign country) hold (directly or indirectly) an aggregate interest of 40% or more (including through actual or potential voting power); or

● a limited partnership in which a foreign government / separate government entity holds (directly or indirectly) an interest of 20% or more (including through actual or potential voting power) or in which foreign governments / separate government entities of more than one foreign country (or parts of more than one foreign country) hold (directly or indirectly) an aggregate interest of 40% or more (including through actual or potential voting power), unless, in respect of corporations, trusts or limited partnerships, the entity meets certain passive investor requirements (which include, amongst other requirements, that the entity operates a scheme and that an individual member of the entity is not able to influence any individual investment decisions, or the management of any individual investments, of the entity under the scheme).

Acquisitions thresholds take account of interests held by “associates” and there are tracing rules that can apply. “Associates” is a broadly defined term under Australia’s Foreign Investment Regime as being, in relation to a person:

● any relative of the person;

● any person with whom the person is acting, or proposes to act, in concert in relation to an action to which Australia’s Foreign Investment Regime may apply;

● any person with whom the person carries on a business in partnership;

● any entity of which the person is a senior officer;

● any corporation in which the person holds an interest of 20% or more;

● if the person is a corporation, a person who holds and interest 20% or more in the corporation;

● the trustee of a trust in which the person holds an interest of 20% or more; or

● for foreign government investors, a separate government entity or a foreign government investor in relation to the same foreign country, amongst others.

The Australian Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Treasurer is satisfied that the acquisition would be contrary to the national interest or national security. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of Australia’s Foreign Investment Regime, the Australian Treasurer may order the divestiture of such person’s shares or interest in shares in such company. The Australian Treasurer may order divestiture pursuant to Australia’s Foreign Investment Regime if it is determined that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the company and that such control is contrary to the national interest. Criminal offences and civil penalties for breaches of Australia’s Foreign Investment Regime can apply to failing to give notification of certain acquisitions, undertaking certain acquisitions without a no objection notification or contravening a condition in a no objection notification.

Each foreign person seeking to acquire holdings in excess of the above caps (including their Associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the proposed acquisition/shareholding. Generally, the Australian Treasurer then has 30 days to consider the application and a further 10 days to notify the applicant of that decision. The decision period commences upon receipt of payment of the correct application fee. However, FIRB can request an extension of time. If the applicant does not consent to the extension, FIRB can issue an interim order preventing the foreign person from carrying out the proposed transactions and allowing FIRB a further 90 days to consider the application.

If we become a ‘foreign person’ under Australia’s Foreign Investment Regime due to levels of foreign ownership of our shares, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to undertake certain acquisitions of Australian entities, businesses and land if the relevant thresholds are met.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of ordinary shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our ordinary shares pursuant to this prospectus and hold such ordinary shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our ordinary shares as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our ordinary shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in our ordinary shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares. Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or the “PFIC income test”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the “PFIC asset test”. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although we do not believe that we will be a PFIC for the tax year ending June 30, 2026, our determination is based on an interpretation of complex provisions of the law, which are not addressed in a significant number of administrative pronouncements or rulings by the Internal Revenue Service, or IRS. Accordingly, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ordinary shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

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If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our ordinary shares. If the election is made, the U.S. Holder will be deemed to sell our ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the ordinary shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock”.

Our ordinary shares will be marketable stock as long as they remain listed on the Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

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A mark-to-market election will not apply to our ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our ordinary shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. Because at this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a valid QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on our ordinary shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Australia for purposes of, and are eligible for the benefits of, the U.S.-Australia Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Australia Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “Passive Foreign Investment Company Consequences”, if the U.S.-Australia Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions. In addition, it is anticipated that our ordinary shares will qualify for the exception applicable to dividends from stock that is readily tradeable on an established securities market.

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Sale, Exchange or Other Disposition of our Ordinary Shares

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in our ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of our ordinary shares generally will be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of ordinary shares. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR UNITS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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CERTAIN AUSTRALIAN FEDERAL INCOME TAX CONSIDERATIONS

In this section, we discuss the material Australian income tax, stamp (or transfer) duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ordinary shares. It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax-exempt organizations). In addition, this summary does not discuss any non-Australian or state tax considerations, other than transfer duty.

Prospective investors are urged to consult their tax advisors regarding the Australian and non-Australian income and other tax considerations of the acquisition, ownership and disposition of the ordinary shares. This summary is based upon the premise that the holder is not an Australian tax resident and is holding the shares on capital account and not revenue account (referred to as a “Non-Australian Holder” in this summary). For example, shares will be held on revenue account where the prospective investor is carrying on a share trading business in Australia.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Australian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Non-Australian residents may be liable to pay Australian tax on income derived from Australian sources. One mechanism by which that tax is paid (for non-residents who have no permanent establishment or fixed base in Australia or where the income is not connected with a permanent establishment or fixed base) is known as withholding tax. Dividends paid by a resident Australian company to a resident of the United States of America who is entitled to the benefits of the Australia/US double tax treaty and is beneficially entitled to the dividends are subject to withholding tax at the rate of 15% to the extent the dividends are ‘unfranked’. The rate of withholding tax on dividends is normally 30%, but since the United States has concluded a double tax treaty agreement with Australia, the rate is reduced to 15% where the benefits of the treaty apply. It should be noted, however, that under Section 128B(3) of the Income Tax Assessment Act 1936 (Cth), to the extent that dividends paid to non-residents have been franked (generally where a company pays tax itself), such dividends are exempt from withholding tax. “Franked dividends” is the expression given to dividends when the profits out of which those dividends are paid have been taxed at company level and such tax is allocated to the dividend. Accordingly, an Australian company paying fully franked dividends to a non-resident is not required to deduct any withholding tax. Dividends on which withholding tax has been paid are generally not subject to any further Australian tax. In other words, the withholding tax should represent the final Australian tax liability in relation to those dividends.

The pertinent provisions of the double tax treaty between Australia and the United States provide that dividends are primarily liable for tax in the country of residence of the beneficial owner of the dividends. However, the source country, in this case Australia, may also tax them, but in such case the tax will be limited to 15% if the benefits of the treaty apply. Where the beneficial owner is a United States resident corporation that directly holds at least 10% of the voting power in us, the tax will be limited to 5%. The 15% limit does not apply to dividends derived by a resident of the United States of America who has a permanent establishment or fixed base in Australia, if the holding giving rise to the dividends is effectively connected with that establishment or base. Such dividends are taxed on a net assessment basis as business income or independent personal services income as the case may be.

We have not paid any cash dividends since our inception and we do not anticipate the payment of cash dividends in the foreseeable future.

A Non-Australian Holder will not generally be subject to capital gains tax in Australia as the Non-Australian Holder is unlikely to have an indirect interest in Australian real property. An indirect interest in Australian real property will only occur where more than 50% of the market value of our assets are attributable to Australian real property.

Dual Residency

If an investor were a resident of both Australia and the United States under those countries’ domestic taxation laws, that investor may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a United States resident for the purposes of Australia/US double tax treaty, the Australian tax applicable would be limited by the Australia/US double tax treaty. Shareholders should obtain specialist taxation advice in these circumstances.

Transfer Duty

Any transfer of shares through trading on the Nasdaq should not be subject to transfer duty.

Inheritance and Estate Taxes in Australia

Australia does not have estate or death duties. Generally, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares, unless the deceased is an Australian tax resident at the date of their death and the shares are transferred to a non-resident of Australia. In such circumstances the estate of the deceased may be liable for capital gains tax on the transfer.

Further, the disposal of inherited shares by beneficiaries, may, however, give rise to a capital gains tax liability.

Goods and Services Tax

The issue or transfer of shares will not incur Australian goods and services tax and does not require a stockholder to register for Australian goods and services tax purposes.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Australian law will be passed upon for us by Lander & Rogers, Melbourne, Australia. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Locafy Limited as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The audited consolidated financial statements as of and for the year ended June 30, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or documents incorporated by reference into, our registration statement.

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.locafy.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	the description of our ordinary shares contained under the “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 24, 2022, and amended on March 24, 2022, as amended and supplemented by the description of our ordinary sharers contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended June 30, 2023, filed with the SEC on October 11, 2023, including any subsequent amendment or any report filed for the purpose of updating such description;

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 12, 2025; and

●	our Reports on Form 6-K furnished with the SEC on July 1, 2026, November 25, 2025, and November 12, 2025.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Locafy Limited, 246A Churchill Avenue, Subiaco WA 6008, Australia and our telephone number is +61 409 999 339. Our website address is www.locafy.com. Information contained in our website is not part of this prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Australia. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Australia (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Australia. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Australia.

In addition, as a company incorporated in Australia, the provisions of the Corporations Act regulate the circumstances in which shareholder derivative actions may be commenced which may be different, and in many ways less permissive, than for companies incorporated in the United States.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee		$81.32
FINRA filing fees		$88.33
Printing expenses		$-
Legal fees and expenses		$6,500.00
Accounting fees and expenses		$9,000.00
Miscellaneous costs	$
Total		$15,669.65

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Up to $588,883

Ordinary Shares

H.C. Wainwright & Co.

The date of this prospectus is                , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors for liabilities and costs incurred while acting as a director or officer of the company, subject to restrictions imposed under the Corporations Act which provides that a company or a related body corporate of the company must not indemnify an officer or director against any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the Company;
●	a liability for certain pecuniary penalty orders or compensation orders;
●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
●	as to legal costs, legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

○	in defending or resisting proceedings in which the officer or director is found to have a liability for which they could not be indemnified by reason of the limitations on indemnification set out above;
○	in defending or resisting criminal proceedings in which the officer or director is found guilty;
○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
○	in connection with proceedings for relief to the officer or director under the Corporations Act, in which the court denies the relief.

Constitution

Our Constitution provides, except to the extent prohibited by law including under the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the Company where the Company requested that person to accept that appointment.

Indemnification Agreements

Pursuant to Deeds of Indemnity, Insurance and Access, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify (to the maximum extent permitted by law and our Constitution, subject to certain specified exceptions) our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
1.1*	Form of Underwriting Agreement
1.2	At The Market Offering Agreement, dated May 18, 2023, by and between Locafy Limited and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.2 to the Registration’s Registration Statement on Form F-3, as amended, filed with the Commission on May 19, 2023 (File No. 333-272066)
4.1*	Form of Subscription Right
4.2*	Form of Warrant
4.3*	Form of Unit
4.4	Specimen ordinary share certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on March 7, 2022 (File No. 333-262442)
5.1	Opinion of Lander & Rogers
5.2	Opinion of Haynes and Boone, LLP
23.1	Consent of BDO Audit Pty Ltd, an independent Registered Public Accounting Firm
23.2	Consent of Grant Thornton Audit Pty Ltd, an Independent Registered Public Accounting Firm.
23.3	Consent of Lander & Rogers (included in Exhibit 5.1)
23.4	Consent of Haynes and Boone, LLP (to be included in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table

*	To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

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Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(f) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Perth, Australia on August 4, 2026.

LOCAFY LIMITED

By:	/s/ Gavin Burnett
Name:	Gavin Burnett
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gavin Burnett and Melvin Tan, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gavin Burnett	Chief Executive Officer and Managing Director (Principal Executive Officer)	August 4, 2026
Gavin Burnett

/s/ Melvin Tan	Chief Financial Officer and Executive Director (Principal Financial	August 4, 2026
Melvin Tan	Officer and Principal Accounting Officer)

/s/ Colin Visaggio	Chairman and Non-Executive Director	August 4, 2026
Collin Visaggio

/s/ Ranko Matic	Non-Executive Director	August 4, 2026
Ranko Matic

/s/ John Chegwidden	Non-Executive Director	August 4, 2026
John Chegwidden

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on August 4, 2026.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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